Exhibit 32.2 - CFO Certification

OFFICER’S CERTIFICATION PURSUANT TO 906
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBNES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Electronic Systems Technology Inc. (the "Company") on Form 10Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jon Correio, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JON CORREIO
Jon Correio
Vice President, Finance
Date: May 12, 2008